Exhibit 99.1

Volt Information Sciences, Inc. Reports

Third Quarter Fiscal 2020 Financial Results

Orange, CA, September 10, 2020 -- (BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT), a global provider of staffing services, today announced financial results for the third fiscal quarter ended August 2, 2020.

Third Quarter Highlighted Results

•	Revenue was $185.9 million, compared to $233.2 million in the prior-year quarter; Adjusted Revenue* decreased 18.4%.
•	Gross margin was 16.1%, an 80-basis point improvement compared to the prior-year quarter.
•	GAAP operating loss was $4.2 million, compared to $4.8 million in the prior-year quarter; Excluding restructuring and impairment charges, operating loss would have been $1.3 million compared to $2.7 million in the prior-year quarter.
•	Adjusted EBITDA* was $1.0 million, a $2.2 million improvement compared to the prior-year quarter.

*Adjusted Revenue, Adjusted Operating Loss and Adjusted EBITDA are Non-GAAP measures described and defined below.

“I remain incredibly proud of our Volt colleagues, all of whom continue to confidently navigate the prolonged economic and health uncertainty.” said Linda Perneau, President and Chief Executive Officer. “Their efforts allowed us to safely return thousands of employees back to work, enabled multiple clients to resume full operations, and secured new business wins, partially offsetting pandemic related declines. Throughout the third quarter we posted month-over-month improvements in Adjusted Revenue and gross margin. We reduced SG&A expenses and posted positive Adjusted EBITDA of $1.0 million for the quarter. We believe these trends will continue in the fourth quarter as we remain focused on our growth and profitability initiatives.”

Third Quarter Results

North American Staffing revenue for the quarter was $154.7 million, compared to $193.6 million in the third quarter of fiscal 2019. Adjusted Revenue, which is a Non-GAAP measure, for this segment decreased approximately 18.6 percent year over year. The decrease is primarily attributable to client facility closures and reduced demand associated with COVID-19, partially offset by business wins with new and existing clients.

International Staffing revenue was $21.7 million, compared to $28.7 million in the third quarter of fiscal 2019. Adjusted Revenue, for this segment decreased 23.9 percent year over year. The decrease is primarily due to reduced work orders in the U.K.

North American MSP revenue was $9.4 million, compared to $9.6 million in the third quarter of fiscal 2019. The decrease is primarily attributable to a decline in managed service programs, partially offset by increased payroll revenue.

Gross margin for the quarter was 16.1 percent of revenue, compared to 15.3 percent of revenue in the third quarter of fiscal 2019. The change is attributable to a credit related to our workers’ compensation versus the prior year, and a decrease in payroll tax rates.

SG&A expense for the third quarter was $31.2 million, a $7.2 million reduction from the prior-year quarter. The decrease is primarily due to substantial cost reductions taken throughout the year and the impact of working remotely as well as COVID-19 restrictions on travel.

Volt incurred impairment and restructuring charges of $2.9 million in the third quarter as a part of its ongoing real estate rationalization and cost savings initiatives. These charges were primarily the result of consolidating and exiting certain leased office locations throughout North America based on where Volt can be fully operational and successfully support our clients and business operations remotely.

Adjusted EBITDA, which is a Non-GAAP measure, for the third quarter of fiscal 2020 was $1.0 million, as compared to a loss of $1.2 million in the prior-year quarter.

Business Outlook

Due to the continued uncertainty surrounding the timing of reopening specific geographies, the Company is not providing Adjusted Revenue guidance for the fourth quarter of fiscal 2020.

Earnings Conference Call and Webcast

Volt Information Sciences, Inc. will conduct a conference call on Thursday, September 10, 2020, at 5:00 PM ET, to review the financial results for the third fiscal quarter ended August 2, 2020. Investors interested in participating on the live call can dial 1-877-407-9039 within the U.S. or 1-201-689-8470 from abroad, and reference conference ID 13709427. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of the Company’s website at www.volt.com. A replay of the webcast will be archived on Volt’s investor relations website for 90 days.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks. Such risks include, among others, general economic, competitive and other business conditions (including the potential impact of the strain of coronavirus known as COVID-19 on our operations as well as the operations of our customers), the degree and timing of customer utilization and renewal rate for contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the “Risk Factors” and other sections of the Company reports filed with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, including Adjusted Revenue, Adjusted Operating Income (Loss) and Adjusted EBITDA, which include adjustments to our GAAP financial results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, including on a constant currency basis, eliminating the impact of businesses sold or exited, the extra operating week in the fourth quarter of fiscal 2019 and special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue is defined as revenue excluding businesses exited, the effect of foreign currency translation and the extra operating week in the fourth quarter of fiscal 2019. The Company has also migrated certain clients from a traditional staffing model to a managed service model, resulting in the Company now managing a greater percentage of such clients’ business under its North American MSP.  This shift provides increased opportunity for the Company with the relevant clients. However, due to the structure of MSP arrangements, revenue is recognized on a net basis, thereby reducing revenues on a comparative period basis. Beginning in the first quarter of 2020, the Company includes such delivery model shifts within the Adjusted Revenue measurement, as it provides a more comparable basis for evaluating performance results from period to period and reflects the method used by management to evaluate performance. A reconciliation is shown in the tables at the end of this press release.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Adjusted Operating Income (Loss) is defined as operating income (loss) excluding businesses exited and the extra operating week in the fourth quarter of fiscal 2019.

The Company believes the presentation of Adjusted Operating Income (Loss) is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

The Company’s computation of Adjusted Revenue, Adjusted EBITDA and Adjusted Operating Income (Loss) may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

Results of Operations
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	August 2, 2020	May 3, 2020	July 28, 2019	August 2, 2020	July 28, 2019

Net revenue	$185,941	$207,275	$233,176	$610,982	$738,682
Cost of services	155,983	175,038	197,528	517,360	629,078
Gross margin	29,958	32,237	35,648	93,622	109,604

Selling, administrative and other operating costs	31,245	36,189	38,395	106,931	117,144
Restructuring and severance costs	546	411	2,017	2,203	2,800
Impairment charges	2,384	—	79	2,395	426
Operating loss	(4,217)	(4,363)	(4,843)	(17,907)	(10,766)

Interest income (expense), net	(467)	(621)	(714)	(1,788)	(2,159)
Foreign exchange gain (loss), net	571	(266)	(151)	(23)	(252)
Other income (expense), net	(168)	(152)	(184)	(578)	(589)
Loss before income taxes	(4,281)	(5,402)	(5,892)	(20,296)	(13,766)
Income tax provision	556	23	165	774	671
Net loss	$(4,837)	$(5,425)	$(6,057)	$(21,070)	$(14,437)

Per share data:
Basic:
Net loss	$(0.22)	$(0.25)	$(0.29)	$(0.98)	$(0.68)
Weighted average number of shares	21,589	21,416	21,157	21,474	21,106

Diluted:
Net loss	$(0.22)	$(0.25)	$(0.29)	$(0.98)	$(0.68)
Weighted average number of shares	21,589	21,416	21,157	21,474	21,106

Segment data:

Net revenue:
North American Staffing	$154,711	$173,386	$193,641	$510,492	$614,360
International Staffing	21,749	24,303	28,728	72,275	83,803
North American MSP	9,436	9,745	9,555	28,550	27,351
Corporate and Other	149	187	1,856	539	15,133
Eliminations	(104)	(346)	(604)	(874)	(1,965)
Net revenue	$185,941	$207,275	$233,176	$610,982	$738,682

Operating income (loss):
North American Staffing	$2,691	$2,576	$4,365	$5,366	$10,796
International Staffing	551	196	342	1,121	1,274
North American MSP	944	491	1,120	2,189	3,185
Corporate and Other	(8,403)	(7,626)	(10,670)	(26,583)	(26,021)
Operating loss	$(4,217)	$(4,363)	$(4,843)	$(17,907)	$(10,766)

Work days	63	65	63	187	187

Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months ended
	August 2, 2020	July 28, 2019

Cash, cash equivalents and restricted cash beginning of the period	$38,444	$36,544

Cash used in all other operating activities	(4,821)	(10,561)
Changes in operating assets and liabilities	17,903	20,722
Net cash provided by operating activities	13,082	10,161

Purchases of property, equipment, and software	(3,925)	(6,305)
Net cash provided by (used in) all other investing activities	589	78
Net cash used in investing activities	(3,336)	(6,227)

Net draw-down of borrowings	5,000	5,000
Debt issuance costs	(331)	(621)
Net cash used in all other financing activities	(74)	(316)
Net cash provided by financing activities	4,595	4,063

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(463)	(633)

Net increase in cash, cash equivalents and restricted cash	13,878	7,364

Cash, cash equivalents and restricted cash end of the period	$52,322	$43,908

Cash paid during the period:
Interest	$1,858	$2,367
Income taxes	$1,445	$1,174

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$30,928	$36,031
Restricted cash included in Restricted cash and short term investments	21,394	7,877
Cash, cash equivalents and restricted cash, at end of period	$52,322	$43,908

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	August 2, 2020	November 3, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,928	$28,672
Restricted cash and short-term investments	24,285	12,794
Trade accounts receivable, net of allowances of $235 and $117, respectively	108,395	135,950
Other current assets	7,067	7,252
TOTAL CURRENT ASSETS	170,675	184,668
Property, equipment and software, net	23,706	25,890
Right of use assets - operating leases	40,146	—
Other assets, excluding current portion	6,802	7,446
TOTAL ASSETS	$241,329	$218,004

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$16,412	$21,507
Accounts payable	27,010	36,341
Accrued taxes other than income taxes	10,292	11,244
Accrued insurance and other	19,077	24,654
Operating lease liabilities	7,552	—
Income taxes payable	955	1,570
TOTAL CURRENT LIABILITIES	81,298	95,316
Accrued payroll taxes and other, excluding current portion	21,099	12,029
Operating lease liabilities, excluding current portion	39,442	—
Deferred gain on sale of real estate, excluding current portion	—	20,270
Income taxes payable, excluding current portion	289	289
Deferred income taxes	11	17
Long-term debt	58,930	53,894
TOTAL LIABILITIES	201,069	181,815

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	—	—
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,702,078 and 21,367,821 shares, respectively	2,374	2,374
Paid-in capital	79,686	77,688
(Accumulated deficit) retained earnings	(16,777)	(10,917)
Accumulated other comprehensive loss	(6,306)	(6,801)
Treasury stock, at cost; 2,035,925 and 2,370,182 shares, respectively	(18,717)	(26,155)
TOTAL STOCKHOLDERS' EQUITY	40,260	36,189
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$241,329	$218,004

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended
	August 2, 2020		July 28, 2019
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(4,837)		$(6,057)
Selling, administrative and other operating costs	—		(486	)(c)
Restructuring and severance costs	546	(a)	2,017	(d)
Impairment Costs	2,384	(b)	79
Non-GAAP net loss	$(1,907)		$(4,447)

	Three Months Ended
	August 2, 2020		July 28, 2019
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(4,837)		$(6,057)
Selling, administrative and other operating costs	—		(486	)(c)
Restructuring and severance costs	546	(a)	2,017	(d)
Impairment Costs	2,384	(b)	79
Depreciation and amortization	1,884		1,769
Share-based compensation expense	414		294
Total other (income) expense, net	64		1,049
Provision for income taxes	556		165
Adjusted EBITDA	$1,011		$(1,170)

Special item adjustments consist of the following:
(a)	Relates to actions taken by the Company as part of its continued efforts to reduce costs and to offset COVID-19 related revenue losses.

(b)	Relates to consolidating and exiting certain leased office locations throughout North America where we could be fully operational and successfully support our clients and business operations remotely.

(c)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.

(d)	Relates to exit of customer care solutions business and continued efforts to reduce costs.

GAAP to Non-GAAP Reconciliations

(in thousands)

	Nine Months Ended
	August 2, 2020		July 28, 2019
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(21,070)		$(14,437)
Selling, administrative and other operating costs	—		(1,458	)(c)
Restructuring and severance costs	2,203	(a)	2,800	(d)
Impairment Costs	2,395	(b)	426	(e)
Non-GAAP net loss	$(16,472)		$(12,669)

	Nine Months Ended
	August 2, 2020		July 28, 2019
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(21,070)		$(14,437)
Selling, administrative and other operating costs	—		(1,458	)(c)
Restructuring and severance costs	2,203	(a)	2,800	(d)
Impairment Costs	2,395	(b)	426	(e)
Depreciation and amortization	5,884		5,127
Share-based compensation expense	1,433		86
Total other (income) expense, net	2,389		3,000
Provision for income taxes	774		671
Adjusted EBITDA	$(5,992)		$(3,785)

Special item adjustments consist of the following:
(a)	Primarily relates to the strategic initiative costs to offshore a significant number of identified roles to our staffing operations in India as well as continued efforts to reduce costs and to offset COVID-19 related revenue losses.

(b)	Primarily relates to consolidating and exiting certain leased office locations throughout North America where we could be fully operational and successfully support our clients and business operations remotely.

(c)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.

(d)	Relates to exit of customer care solutions business and continued efforts to reduce costs.

(e)	Primarily relates to exit of customer care solutions business.

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended August 2, 2020	Three Months Ended July 28, 2019
	As Reported	As Reported	FX impact	Business Exited	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$154,711	$193,641	$—	$(76)	$(3,447)	$190,118
International Staffing	21,749	28,728	(165)	—	—	28,563
North American MSP	9,436	9,555	—	—	87	9,642
Corporate and Other	149	1,856	—	(1,662)	—	194
Eliminations	(104)	(604)	—	76	—	(528)
Total Revenue	$185,941	$233,176	$(165)	$(1,662)	$(3,360)	$227,989
% change						-18.4%

	Nine Months Ended August 2, 2020	Nine Months Ended July 28, 2019
	As Reported	As Reported	FX impact	Business Exited	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$510,492	$614,360	$—	$(692)	$(10,835)	$602,833
International Staffing	72,275	83,803	(1,097)	—	—	82,706
North American MSP	28,550	27,351	—	—	274	27,625
Corporate and Other	539	15,133	—	(14,593)	—	540
Eliminations	(874)	(1,965)	—	692	—	(1,273)
Total Revenue	$610,982	$738,682	$(1,097)	$(14,593)	$(10,561)	$712,431
% change						-14.2%

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended August 2, 2020			Three Months Ended July 28, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$2,691	$—	$2,691	$4,365	$—	$4,365
International Staffing	551	—	551	342	15	357
North American MSP	944	—	944	1,120	—	1,120
Corporate and Other	(8,403)	(14)	(8,417)	(10,670)	1,890	(8,780)
Total Operating Loss	$(4,217)	$(14)	$(4,231)	$(4,843)	$1,905	$(2,938)

	Nine Months Ended August 2, 2020			Nine Months Ended July 28, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$5,366	$—	$5,366	$10,796	$—	$10,796
International Staffing	1,121	—	1,121	1,274	19	1,293
North American MSP	2,189	—	2,189	3,185	—	3,185
Corporate and Other	(26,583)	(27)	(26,610)	(26,021)	2,025	(23,996)
Total Operating Loss	$(17,907)	$(27)	$(17,934)	$(10,766)	$2,044	$(8,722)

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended August 2, 2020			Three Months Ended July 28, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Loss
Gross Margin	$29,958	$—	$29,958	$35,648	$346	$35,994
Selling, administrative and other operating costs	31,245	—	31,245	38,395	(136)	38,259
Restructuring and severance costs	546	14	560	2,017	(1,422)	595
Impairment charges	2,384	—	2,384	79	(1)	78
Total Operating Loss	$(4,217)	$(14)	$(4,231)	$(4,843)	$1,905	$(2,938)

	Nine Months Ended August 2, 2020			Nine Months Ended July 28, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Loss
Gross Margin	$93,622	$—	$93,622	$109,604	$(523)	$109,081
Selling, administrative and other operating costs	106,931	—	106,931	117,144	(535)	116,609
Restructuring and severance costs	2,203	27	2,230	2,800	(1,684)	1,116
Impairment charges	2,395	—	2,395	426	(348)	78
Total Operating Loss	$(17,907)	$(27)	$(17,934)	$(10,766)	$2,044	$(8,722)